Exhibit 20.1
Page 1 of 3

Navistar Financial 1993-A Owner Trust
For the Month of September 1995
Distribution Date of October 16, 1995

Original Pool Amount                  $335,002,547.77

Beginning Pool Balance                 $96,494,626.09
Beginning Pool Factor                       0.2880415

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)  $6,426,101.39
  Interest Collected                      $709,046.98

Additional Deposits:
  Repurchase Amounts                            $0.00
  Liquidation Proceeds/Recoveries          $17,266.80
Total Additional Deposits                  $17,266.80

Repos/Chargeoffs                           $99,077.68
Aggregate Number of Notes Charged Off              23

Total Available Funds                   $7,152,415.17

Ending Pool Balance                    $89,969,447.02
Ending Pool Factor                          0.2685635

Servicing Fee                              $80,412.19

Repayment of Servicer Advances                  $0.00

Reserve Account:
  Beginning Balance                     $7,269,494.24
  Target Percentage                              7.50%
  Target Balance                        $6,747,708.53
  Minimum Balance                       $6,700,050.96
  (Release)/Deposit                      $(521,785.71)
  Ending Balance                        $6,747,708.53

                                           Dollars       Notes
Delinquencies:
  Installments:
     1-30 days                             883,012.41      649
    31-60 days                             106,365.39       98
    60+ days                                36,280.00       18

    Total                                1,025,657.80      669

  Balances:
    60+ days                               160,788.48       18

Memo Item - Reserve Account

  Prior Month                           $7,237,096.96
  Invest. Income                            32,397.28
    Beginning Balance                   $7,269,494.24

Exhibit 20.1
Page 2 of 3

Navistar Financial 1993-A Owner Trust
For the Month of September 1995

                                                              NOTES
                                                     CLASS A-1
                                      TOTAL        (MONEY MARKET)  CLASS A-2      CERTIFICATES
Original
 Pool Amount Dist.:             $335,002,547.77$127,300,000.00$195,976,000.00 $11,726,547.77
 Distribution Percentages                              100.00%         95.50%          4.50%
 Turbo Percentages                                     100.00%          0.00%          0.00%
 Coupon                                                 3.475%         4.475%         4.800%

Beginning Pool Balance           $96,494,626.09
Ending Pool Balance              $89,969,447.02

Collected Principal               $6,426,101.39
Collected Interest                  $709,046.98
Liquidation Proceeds/Recoveries      $17,266.80
Charge-Offs                          $99,077.68
Servicing                            $80,412.19

  Total Collections Available
    for Debt Service              $7,072,002.98

Beginning Balance                $85,244,288.35          $0.00 $79,028,362.25  $6,215,926.10

Interest Due                        $319,573.63          $0.00    $294,709.93     $24,863.70
Interest Paid                       $319,573.63          $0.00    $294,709.93     $24,863.70
Principal Due                     $6,525,179.07          $0.00  $6,231,546.01    $293,633.06
Principal Paid                    $6,525,179.07          $0.00  $6,231,546.01    $293,633.06
Turbo Principal                           $0.00          $0.00          $0.00          $0.00

Ending Balance                   $78,719,109.28          $0.00 $72,796,816.24  $5,922,293.04
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)                    0.00   0.3714578124   0.5050329521

Total Distributions               $6,844,752.70          $0.00  $6,526,255.94    $318,496.76

Interest Shortfall                        $0.00          $0.00          $0.00          $0.00
Principal Shortfall                       $0.00          $0.00          $0.00          $0.00
 Total Shortfall (required from Reserve)  $0.00          $0.00          $0.00          $0.00

Excess Servicing                    $227,250.28

Beginning Reserve Account Balance $7,269,494.24
(Release)/Draw                     $(521,785.71)
Ending Reserve Account Balance    $6,747,708.53

Memo Item - Advances:
 Servicer Advances - Current Month   $193,369.47
 Total Outstanding Servicer Advances$2,759,297.16

Exhibit 20.1
Page 3 of 3

Navistar Financial 1993-A Owner Trust
For the Month of September 1995

Trigger Events:     A) Loss Trigger
                    B) Delinquency Trigger

                                 5              4               3             2              1
                              May 1995      June 1995       July 1995      Aug 1995      Sept 1995
Beg. Pool Balance        $126,201,758.79$118,134,927.19$110,086,049.11$103,136,026.25 $96,494,626.09


A) Loss Trigger:
Principal of Contracts
  Charged off                $156,415.59     $49,805.68      $5,448.60    $110,306.34     $99,077.68
Recoveries                   $167,464.36     $80,034.02     $92,283.81    $100,440.75     $17,266.80

Total Charged off
  (Months 5,4,3)             $211,669.87
Total Recoveries
  (Months 3,2,1)              209,991.36
Net Loss/(Recoveries)
  for 3 Mos.                   $1,678.51(a)

Total Balance
  (Months 5,4,3)         $354,422,735.09(b)

Loss Ratio [(a/b)(12)]            0.0057%

Trigger:
  Is Ratio> 1.5%                      No


B) Delinquency Trigger:
  Balance delinquency
    60+ days                                               $241,366.37    $218,174.90    $160,788.48
  As % of Beginning
    Pool Balance                                              0.21925%       0.21154%       0.16663%
  Three Month Average                                         0.25991%       0.20754%       0.19914%

Trigger:
  Is Average> 2.0%                    No

  Navistar Financial Corporation



by:  /s/R. W. CAIN
        R. W. CAIN
        Vice President and Treasurer